Exhibit 16


ERNST & YOUNG LLP    Suite 500                 Phone: 214 969 8000
                     2121 San Jacinto Street
                     Dallas, Texas 75201









January 30, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 24, 1995 of Lomas Financial Corporation and are in agreement with the statements contained in paragraphs (a)2, 4 and 5.

We have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing.


                                     ERNST & YOUNG LLP